Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

NEW HORIZONS WORLDWIDE, INC.

Adopted November 6, 2007

ARTICLE I

Stockholders

Section 1.1  Meetings. Meetings of stockholders may be held at such date, time and place, if any, either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Special meetings of stockholders may be called at any time by the Chairperson of the Board, a Vice Chairperson of the Board, the Chief Executive Officer, the President or the Board of Directors, to be held at such date, time and place, if any, either within or without the State of Delaware as may be stated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors shall adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.2   Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written or other proper notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 1.3   Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.4  Quorum. At each meeting of stockholders, except where otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of stock shall be considered, a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.3 of these By-laws until a quorum shall attend. Shares of its own capital stock held on the record date for the meeting by the Corporation or by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.5  Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairperson of the Board, or in the Chairperson’s absence by a Vice Chairperson of the Board, the Chief Executive Officer, the President, or by such other person as is designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in such officer’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.6  Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation or these By-laws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each stockholder entitled to vote at a meeting of stockholders may authorize, by any means authorized pursuant to the Delaware General Corporation Law, another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of stockholders where Directors are to be elected a plurality of the votes cast shall be sufficient to elect. All other questions and matters brought before a meeting of stockholders shall, unless otherwise provided by law or by the Certificate of Incorporation or these By-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting. The vote of any stockholder with respect to the election of Directors may be taken in any manner authorized or permitted by the Board of Directors prior to the annual meeting. Should the Board of Directors authorize the election of Directors by written ballot, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

Section 1.7  Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of, or to vote at a meeting of, stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.8   List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a physical location, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II

Board of Directors

Section 2.1  Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the Delaware General Corporation Law or in the Certificate of Incorporation. The Board of Directors shall have a minimum of three (3) and a maximum of fifteen (15) members, the number within such limits to be fixed from time to time by resolution of the Board adopted by the affirmative vote of a majority of the entire Board. Directors need not be stockholders.

Section 2.2  Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday.

Section 2.3  Special Meetings. Special meetings of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware, whenever called by the Chairperson of the Board, a Vice Chairperson of the Board, the Chief Executive Officer, the President, or any three Directors. No less than 24 hours’ notice thereof shall be given by the person or persons calling the meeting. Each such notice shall state the time and place, if any, within or without the State of Delaware, of the meeting, but need not state the purposes thereof, except as otherwise required by the Delaware General Corporation Law or by these By-laws.

Section 2.4  Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.5  Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number and/or a vote by separate classes of Directors. If at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend. Notice of any adjourned meeting need not be given.

Section 2.6  Conduct of Meetings. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, or in the Chairperson’s absence by a Vice Chairperson of the Board, the Chief Executive Officer or the President, as determined by the Board of Directors at the meeting. The Secretary or Assistant Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7  Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE III

Committees

Section 3.1   Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate an Executive Committee consisting of not less than three Directors of the Corporation, who shall meet when deemed necessary. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, at any time when the entire Board is not in session, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; but such Executive Committee shall not have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or a substantial part of the Corporation’s property and assets, recommending to the stockholders the dissolution of the Corporation or revocation of dissolution, indemnifying Directors or amending these By-laws, declaring a dividend or authorizing the issuance of stock. The Board of Directors may from time to time, by resolution passed by a majority of the entire Board, designate one or more other committees, each committee to consist of one or more of the Directors of the Corporation and to have such powers and authority of the Board as shall be stated in such resolution. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting, and not disqualified from voting, whether or not such persons constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 3.2  Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-laws.

ARTICLE IV

Officers

Section 4.1  Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer and, if the Board of Directors shall so determine, a Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents and other officers and assistant officers. Any number of offices may be held by the same person.

Section 4.2  Election of Officers. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office at the pleasure of the Board of Directors until such officer’s successor has been elected or until such officer’s earlier death, resignation, or removal.

Section 4.3  Resignation. Any officer may resign at any time by giving notice in writing of such officer’s resignation to the Board, the Chairperson of the Board, a Vice Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect immediately upon receipt of such notice or at such other time specified in such notice. Unless otherwise specified in such notice, the acceptance of such resignation by the Corporation shall not be necessary to make it effective.

Section 4.4  Removal. Any officer may be removed at any time, either with or without cause, by action of the Board of Directors.

Section 4.5  Vacancies. A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 4.6  Powers and Duties. All officers shall have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, Directors and committees. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may temporarily delegate the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer the authority to appoint and remove subordinate officers and to prescribe their authority and duties.

ARTICLE V

Indemnification of Directors,

Officers, Employees and Agents

Section 5.1   Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent and in the manner now or hereafter permitted by law, any Director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a “proceeding”), by reason of the fact that such Director or officer, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, partner, trustee, employee or agent or in any other capacity, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Director or officer or on such Director’s or officer’s behalf in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of such person’s heirs, executors and administrators, provided, however, that, except as provided in Section 5.4 hereof, the Corporation shall indemnify any such Director or officer seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 5.2   Indemnification of Employees and Agents. Unless otherwise required by law, the Corporation shall indemnify any employee or agent of the Corporation only if and to the extent that the Directors, in their discretion, determine to do so.

Section 5.3    Advancement of Expenses. Expenses, including attorneys’ fees, incurred by a Director or officer of the Corporation in defending any proceeding referred to in Section 5.1 of this Article, shall be paid by the Corporation, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined, that such person is not entitled to be indemnified by the Corporation as authorized in this Article; which undertaking may be secured or unsecured, at the discretion of the Corporation.

Section 5.4   Procedures and Presumptions Under This Article V. If a claim under Section 5.1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.5   Indemnification Provided in this Article V Not Exclusive. The indemnification and advancement of expenses provided under this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the Certificate of Incorporation of the Corporation, these By-laws, any agreement, vote of stockholders or of disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

Section 5.6   Article V Deemed a Contract. This Article shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation, who serves in such capacity at any time while this Article is in effect, and any repeal, amendment or other modification of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 5.7   Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

ARTICLE VI

Stock

Section 6.1   Certificates. Unless otherwise determined by the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all of the foregoing signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

Section 6.2   Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may, as a condition precedent to the issuance of such new certificate of stock, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 6.3   Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

Securities Held by the Corporation

Section 7.1   Transfer of Securities Owned by the Corporation. All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation may be executed for and in the name of the Corporation by any one or more of the Chief Executive Officer, the President, a Vice President, the Secretary, the Treasurer or any other person or persons authorized by the Board of Directors.

Section 7.2   Voting Securities Held by the Corporation. The Chief Executive Officer, the President, or another person authorized by the Board of Directors, in person or by proxy, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own.

ARTICLE VIII

Miscellaneous

Section 8.1   Fiscal Year. The fiscal year of the Corporation shall end upon the last day of December, or otherwise shall be as determined by the Board of Directors from time to time.

Section 8.2   Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.3   Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

Section 8.4   Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or persons’ votes are counted for such purposes, if: (i) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.5   Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the Delaware General Corporation Law.

Section 8.6   Amendment of By-Laws. These By-laws may be altered or repealed, and new By-laws made, as provided by law, except to the extent otherwise provided in the Certificate of Incorporation.